                                                         EX-99.B(e)tmkterm1

                AGREEMENT AMENDING DISTRIBUTION CONTRACT

This agreement, dated the 3rd day of March, 1998, by and between TMK/United
Funds, Inc. (the "Fund") and United Investors Life Insurance Company
("UILIC");

WHEREAS, the Fund and UILIC have executed a Distribution Contract, accepted by UILIC as of April 4, 1997 (the "Distribution Contract") in the form attached hereto as Exhibit A; and

WHEREAS, the Fund and UILIC desire to amend the Distribution Contract to provide for termination thereof as of December 31, 1998, unless the Fund and UILIC determine in writing signed by both the Fund and UILIC to extend it for an additional period of time;

NOW, THEREFORE, the Fund and UILIC agree as follows:

1.   The Distribution Contract be, and it hereby is, amended to provide that it terminates as of the close of business on December 31, 1998, unless extended to a later date in writing by the Fund and UILIC.

2.   Section 1 of the Distribution Contract terminates on the termination date. All other provisions of the Distribution Contract will survive termination only for purposes of the shares sold or issued under the
Distribution Agreement on or prior to the termination date, except that
Section 7 will survive termination of the Distribution Contract for all purposes.

3.   All notices, instructions, reports and other documents contemplated by this Agreement or the Distribution Agreement will be deemed duly given when in writing and either delivered to the addresses below or sent by first class mail, facsimile or courier addressed as follows:

To:   United Investors Life Insurance Company
      2001 Third Avenue South
      Birmingham, AL 35233
      Attn:  James L. Sedgwick

To:   TMK/United Funds, Inc.
      6300 Lamar Avenue
      Overland Park, KS 66202
      Attn:  General Counsel

4.   This Agreement may be executed in counterparts, each of which shall be deemed an original.

5.   This Agreement will be governed by the laws of the State of Kansas.

IN WITNESS WHEREOF, the Fund and UILIC have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                  TMK/United Funds, Inc.

                                  By:  /s/ Keith A. Tucker
                                       ---------------------------------

                                  Name and Title:  Keith A. Tucker, CEO
                                                 -----------------------

                                  United Investors Life Insurance Company

                                  By:  /s/Larry M. Hutchinson
                                       ----------------------------------

                                  Name and Title:  Larry M. Hutchinson
                                                 ------------------------